Exhibit 10.19

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

COMPROMISE SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Compromise Settlement Agreement and Mutual Release (the “Agreement”) is made by and between Motive, Inc. (“Motive”), Scott L. Harmon, Paul M. Baker, R. Logan Wray, Scott D. Abel, and Douglas F. McNary (collectively, the “Officers”); Eric L. Jones, Michael LaVigna, Michael J. Maples, Tom Meredith, David Sikora, John D. Thornton, Virginia Gambale, and Harvey White (collectively, the “Directors”) (and collectively, Motive, the Officers and the Directors are referred to herein as the “Motive Parties”) and Genesis Insurance Company (“Genesis”). All of the preceding individuals and entities are sometimes collectively referred to herein as the “Parties” or each separately as a “Party.”

RECITALS

WHEREAS, Genesis issued insurance policy Number YXB002596A (the “Genesis Policy”) to Motive for the policy period June 24, 2005 to June 24, 2006;

WHEREAS, Motive and one or more of the Officers and/or Directors have been named as defendants in one or more of the following suits, Smith v. Motive, Inc., et. al.; Laurence Paskowitz v. Motive, Inc., et. al.; Jonathan Cheek v. Motive, Inc., et. al.; Michael Steiner v. Motive, Inc., et. al.; Allen Manuel v. Motive, Inc., et. al.; and In re Motive, Inc., Securities Litigation (collectively, the “Class Action”) and Glenn Adair v. Scott Harmon, et. al. (the “Derivative Suit”) filed in Austin, Texas (collectively, the Class Action and Derivative Suit shall be referred to as the “Securities Litigation”);

WHEREAS, Motive is also the subject of an SEC investigation (the “SEC Investigation”);

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

WHEREAS, Motive and/or the Officers and/or Directors provided notice to Genesis of the Securities Litigation and the SEC Investigation;

WHEREAS, Genesis denied coverage to Motive, Scott Harmon, Paul Baker and Logan Wray for both the Securities Litigation and the SEC Investigation on the grounds that the Policy affords no coverage for them as a result of alleged material misrepresentations made to Genesis in connection with the application for the Genesis Policy;

WHEREAS, Genesis reserved all rights with respect to the claims for coverage made by the other Officers and Directors in connection with the Securities Litigation and the SEC Investigation, as set forth in all of its prior coverage correspondence to the Motive Parties;

WHEREAS, Motive and/or one or more of the Officers contend that Genesis’s denial of coverage to Motive, Scott Harmon, Paul Baker and Logan Wray is in breach of the Genesis Policy and in violation of common law and statutory law, including but not limited to, Sections 541 and 542 of the Texas Insurance Code;

WHEREAS, Genesis denies that it has breached any contractual, statutory or common law obligation to Motive, the Directors or the Officers;

WHEREAS, the Parties previously entered into an Interim Agreement pursuant to which Genesis advanced some, but not all, of the defense costs incurred by certain of the Motive Parties in connection with the Securities Litigation and the SEC Investigation;

WHEREAS, the Parties participated in a mediation of the Class Action on October 8, 2007;

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

WHEREAS, subject to Court approval, a settlement of the Class Action was reached at the mediation (as reflected in the Stipulation and Agreement of Partial Settlement in the Class Action, dated December 6, 2007 (the “Class Action Stipulation”));

WHEREAS, the proposed settlement of the Class Action calls for, among other things, a payment to be made by the Motive Parties to the claimants in the Securities Litigation; and

WHEREAS, the Motive Parties and Genesis have agreed to resolve their differences with respect to the Motive Parties’ claims for coverage under the Genesis Policy for the Securities Litigation;

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. With respect to Defense Costs incurred, or allegedly incurred, by the Motive Parties in connection with the Securities Litigation prior to October 9, 2007, and Defense Costs incurred, or allegedly incurred, by the Motive Parties in connection with the SEC Investigation prior to November 9, 2007, Genesis shall pay, consistent with the terms of the Interim Agreement, 50% of the amounts that Genesis reasonably determines are reasonable and necessary to the defense of the Motive Parties. The Parties agree that, upon the Effective Date (as that term is defined in ¶9.1 of the Class Action Stipulation), Genesis shall have no responsibility whatsoever, under the Genesis Policy or otherwise, for (a) any fees or costs incurred in the Securities Litigation prior to October 9, 2007 that are more than 50% of the amounts that Genesis, under the Interim Agreement, reasonably determines are reasonable and necessary to the defense of the Motive Parties; and (b) any fees or costs incurred, or allegedly incurred, by any of the Motive Parties in connection with the Securities Litigation after October 8, 2007.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

2. Motive and Genesis will jointly fund the proposed seven million dollar ($7,000,000.00) cash component of the settlement of the Class Action, with Genesis contributing $4.5 million ($4,500,000.00) of the cash component of the proposed settlement and Motive contributing the $2.5 million ($2,500,000.00) balance of the proposed settlement. The Parties will fund their respective contributions to the settlement of the Class Action in accordance with the terms of the Class Action Stipulation. Other than the $4.5 million ($4,500,000.00) contribution to the cash component of the proposed settlement (the “Genesis Contribution”), Genesis shall have no obligation whatsoever to fund or contribute to any portion of the proposed settlement, irrespective of whether Motive contributes its $2.5 million ($2,500,000.00) share of the proposed cash component of the proposed settlement or the stock component of the proposed settlement. Under no circumstances whatsoever shall any Party assert or contend that Genesis has any obligation to contribute more than the Genesis Contribution to the settlement of the Securities Litigation. Other than the $2.5 million ($2,500,000.00) contribution to the cash component of the proposed settlement and payment of the plaintiffs’ attorneys’ fees and costs in the Derivative Suit (the “Motive Contribution”), the Motive Parties shall have no obligation whatsoever to fund or contribute to any portion of the proposed cash component of the proposed settlement, irrespective of whether Genesis contributes its $4.5 million ($4,500,000.00) share of the cash component of the proposed settlement. Under no circumstances whatsoever shall Genesis assert of contend that any of the Motive Parties has any obligation to contribute more than the Motive Contribution to the cash component of the settlement of the Securities Litigation and the stock component of the settlement of the Securities Litigation.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

3. The Parties further agree that any and all amounts paid by Genesis pursuant to the Interim Agreement or pursuant to Paragraphs 1 and/or 2 of this Agreement, will be included within, and charged against, the Limit of Liability of the Genesis Policy, except to the extent repaid to Genesis pursuant to the terms of the Class Action Stipulation, and at no time will any Party assert or contend that such payments shall not be properly chargeable against such Limit of Liability or that such payments were voluntary payments.

4. [***]

5. [***]

6. Each of the Parties acknowledges that it has been advised by her, his or its respective attorney concerning, and is familiar with, the provisions of California Civil Code Section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each of the Parties acknowledges that she, he or it may have sustained damages, losses, fees, costs or expenses that are presently unknown and unsuspected, and that such damages, losses, fees, costs or expenses as the party may have sustained might give rise to additional damages, losses, fees, costs or expenses in the future. Nevertheless, subject to the provisos identified in Paragraphs 4 and 5 above, each of the Parties acknowledges that the releases herein have been negotiated and agreed upon in light of such possible damages, losses, fees, costs or expenses, and

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

each expressly waives any and all rights under California Civil Code Section 1542 and under any other federal or state statute or law of similar effect concerning any potential presently-unknown claims. The Parties agree that this provision is a material term without which the Parties would not have entered into this Agreement.

7. It is expressly understood and agreed by and between the Parties that this Agreement is conditioned upon the proposed settlement of the Class Action becoming “Final” (as that term is defined in ¶1.12 of the Class Action Stipulation). In the event the proposed settlement does not become “Final” (as that term is defined in ¶1.12 of the Class Action Stipulation), this Agreement, including, but not limited to, the releases set forth herein, shall be null and void. In the event that Genesis’s contribution to the Class Action settlement, or any portion thereto, is paid to any entity or individual other than Genesis and not ultimately returned to Genesis, then it is agreed and understood by the Parties that, at Genesis’s sole election and in its sole discretion, the limit of liability of the Genesis Policy shall be reduced by that amount paid by Genesis but not ultimately returned to or recovered by Genesis. It is further understood and agreed that Genesis has sole discretion to determine how and whether to attempt to recover any amount contributed by Genesis but not returned to it in the event the Class Action settlement does not become Final (as that term is defined in 1.12 of the Class Action Stipulation). If Genesis, in its sole discretion, determines not to attempt to recover any such unreturned contribution and thereafter decides, in its sole discretion, to reduce the limits of liability of the Genesis Policy by the amount of the unreturned contribution, then, in such event, Genesis agrees and assigns to the Motive Parties, collectively, all of its rights and interests to the unreturned contribution but only in an amount equal to the amount by which Genesis reduces the limits of

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

liability of the Genesis Policy. Provided further, however, that should the settlement of the Class Action not become “Final” (as that term is defined in 1.12 of the Class Action Stipulation) and the amount of the Genesis Contribution, or any portion thereof, is returned to any of the Motive Parties instead of Genesis, then, in such event, the Motive Parties agree to promptly remit to Genesis any such returned amounts.

8. Each of the Motive Parties represents and warrants, as of the date of execution of this Agreement, that he, she or it (a) is not aware of any investigation or proceeding pending or initiated by any governmental body or regulatory agency against any Motive Party, other than the SEC Investigation, and (b) has not provided Genesis with notice of any such investigation or proceeding.

9. The Parties hereby represent and warrant that they have not assigned to any other person or entity or otherwise conveyed any of their rights under the Genesis Policy or any of their claims or causes of action against one another that fall within the scope of the releases set forth in Paragraphs 4, 5 and 6 herein. If, contrary to this representation and warranty, a Party assigns or has assigned such rights to any other person or entity, that Party shall defend, indemnify and hold harmless the other Party with respect to any claim or action brought by any assignee of any interest assigned contrary to this representation and warranty.

10. The Parties agree that this Agreement is executed solely for the purposes of avoiding costs and the uncertainties of litigation and should not be construed as an admission of liability on the part of any party, the existence of insurance coverage (or the lack thereof), or the validity or lack of validity of any rights reserved or positions taken by any of the parties against one another. Such liability is expressly denied. Further, the Parties agree that Genesis’s

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

agreement to participate in the funding of the settlement of Securities Litigation shall not be construed as an admission that coverage existed under the Genesis Policy, either in whole or in part, in connection with the Securities Litigation or any other claim for coverage made or to be made by the Motive Parties under the Genesis Policy.

11. Attorneys’ fees and expenses incurred by the Parties in connection with their dispute over whether coverage existed under the Genesis Policy for the Securities Litigation shall be borne by the party incurring same.

12. The Parties agree that this Agreement shall be binding upon and inure to the benefit of the Parties and their respective representatives, heirs, successors and assigns.

13. The Parties agree that, other than the Interim Agreement and the Policy, this Agreement contains the entire agreement between them and that there are no agreements, undertakings, restrictions, warranties or representations between them other than those set forth or provided for in this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exists. This Agreement may not be modified except in a writing signed by all Parties.

14. Each of the Parties acknowledges and represents that he or it has carefully read and fully understands all of the provisions of this Agreement. Each of the Parties acknowledges that he or it is entering into this Agreement knowingly and voluntarily and that this Agreement is a product of good faith, arms’ length negotiations, without collusion, between the Parties and their respective counsel and reflects the considered determination of each Party that the Agreement is in that Party’s best interest. All Parties to this Agreement, and the individuals signing on their behalf, further represent and warrant that they have the power and authority to enter into this Agreement.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

15. In the event that any dispute arises among or between the Parties regarding the interpretation of this Agreement, or any provision thereof, all of the Parties are deemed collectively to be the drafting party and any rule of construction pursuant to which ambiguities are to be construed against the drafting party shall not be applicable.

16. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. Copies of all or part of this Agreement, including signatures thereto, which are transmitted by facsimile shall be presumed valid.

17. This Agreement shall be construed under and governed by the laws of the State of Texas.

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.

CONFIDENTIAL INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

AGREED:

MOTIVE, INC.		GENESIS INSURANCE COMPANY

By:	/s/ Alfred T. Mockett	By:	/s/ Alexandra Kowalski
Name:	Alfred T. Mockett	Name:	Alexandra Kowalski
Title:	Chairman & CEO	Title:	Claims Attorney

/s/ Scott R. Abel
Scott R. Abel	Douglas F. McNary

/s/ Paul M. Baker	/s/ Tom Meredith
Paul M. Baker	Tom Meredith

/s/ Virginia Gambale	/s/ David Sikora
Virginia Gambale	David Sikora

/s/ Scott L. Harmon	/s/ John D. Thornton
Scott L. Harmon	John D. Thornton

/s/ Eric L. Jones	/s/ Harvey White
Eric L. Jones	Harvey White

/s/ Michael LaVigna	/s/ R. Logan Wray
Michael LaVigna	R. Logan Wray

/s/ Michael J. Maples
Michael J. Maples

[***] CONFIDENTIAL TREATMENT REQUESTED BY MOTIVE, INC.